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                                                                    EXHIBIT 10.8

                              AGREEMENT AND RELEASE

      This Agreement and Release is entered into as of March 11, 1994, among Pacific Enterprises, a California corporation ("PE"), TCH Corporation, a Delaware corporation ("TCH"), Thrifty Holdings, Inc., a California corporation ("THI"), Thrifty Corporation, a California corporation ("Thrifty"), and United Merchandising Corp., a California corporation ("Big 5").

                                    RECITALS

      PE and TCH are parties to a Purchase and Sale Agreement dated as of May 22, 1992, as amended (the "Thrifty Acquisition Agreement"), pursuant to which TCH purchased from PE all of the outstanding capital stock of THI (the "Thrifty Acquisition").

      In connection with the Thrifty Acquisition and to provide additional consideration to PE for the sale of the capital stock of THI, PE and TCH entered into an ESOP Adjustment Agreement dated as of May 22, 1992 (the "ESOP Adjustment Agreement") pursuant to which TCH reimburses PE for certain liabilities and expenses incurred by PE in connection with the Thrifty Corporation Profit Sharing Plan and Trust, now named the Pacific Enterprises Employee stock Ownership Plan and Trust (the "ESOP").

      PE, THI and Thrifty have entered into an Indemnity Agreement (the "PE Indemnity") dated as of May 22, 1992 pursuant to which PE indemnifies THI and Thrifty with respect to certain obligations relating to the ESOP including obligations of Thrifty pursuant to three separate Note Facility Agreements dated as of December 13, 1989, as amended (the "Note Facility Agreements"), among Thrifty, the ESOP and The Chase Manhattan National Bank (National Association), as trustee, and pursuant to which the ESOP has issued its Series A, B and C Tailored Rate ESOP Notes an Demand (the "Trend Notes") guaranteed by Thrifty.

      In payment of a portion of its obligations to PE under the ESOP Adjustment Agreement, THI has issued to PE a promissory note dated January 25, 1993 and due October 30, 1995 (the "ESOP Adjustment Note") in the principal amount of $1,175,142.


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      The performance by TCH of its obligations to PE under the ESOP Adjustment
Agreement have been guaranteed by Thrifty pursuant to that certain Guaranty dated as of May 22, 1992 (the "Thrifty Guaranty") in favor of PE, and by THI pursuant to that certain Guaranty and Waiver dated as of October 1, 1993 (the "THI Guaranty") among TCH, THI and PE.

      In connection with the Thrifty Acquisition and as additional consideration to PE for the sale of the capital stock of THI, TCH also issued to PE a warrant represented by that certain TCH Corporation Warrant Certificate No. 1 issued on September 25, 1992 (the "TCH Warrant") to purchase shares of its Common Stock and Series A 9% Cumulative Redeemable Preferred Stock.

      PE, Thrifty and Big 5 Holdings, Inc., a Delaware corporation ("Big 5 Holdings"), are parties to a Purchase and Sale Agreement dated as of May 22, 1992, as amended (the "Big 5 Acquisition Agreement"), pursuant to which Big 5 Holdings purchased from Thrifty all of the outstanding capital stock of Big 5 (the "Big 5 Acquisition").

      In connection with the Big 5 Acquisition, Big 5 issued to PE a warrant (the "Big 5 Warrant") to purchase shares of its Common Stock and Series A 9% Cumulative Redeemable Preferred Stock.

      In connection with the Thrifty Acquisition and the Big 5 Acquisition, PE, TCH, Thrifty and Big 5 Holdings entered into a Tax Indemnity Agreement dated as of September 25, 1992 (the "Tax Indemnity") pursuant to which PE, TCH, Thrifty and Big 5 Holdings indemnify one another in respect of certain taxes.

      Big 5 Holdings has been merged with and into Big 5 and Big 5 has succeeded to all of the rights and obligations of Big 5 Holdings under the Big 5 Acquisition Agreement, the Tax Indemnity and the Big 5 Warrant.

      TCH and THI propose to acquire all or substantially all of the outstanding stock (the "PayLess Acquisition") of Pay Less Drug stores Northwest, Inc., a Maryland corporation.

      Concurrently with and subject to the consummation of the PayLess Acquisition, PE, TCH, THI, Thrifty and Big 5 desire to settle and release one another from certain obligations and to amend other obligations relating to the Thrifty Acquisition and the Big S Acquisition.


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                                    AGREEMENT

      Accordingly, in consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

      1. REPRESENTATIONS AND WARRANTIES.

            (a) Each of TCH, THI, Thrifty and Big 5 represents and warrants to PE as follows:

                  (i) It has full power and authority to enter into this Agreement and Release and to carry out its obligations hereunder.

                  (ii) The execution and delivery of this Agreement and Release has been duly authorized by all necessary action required on its part.

                  (iii) This Agreement and Release has been duly executed by it and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles relating to or limiting creditors' rights generally.

            (b) Big 5 additionally represents and warrants to PE that Big 5 is the successor by merger to Big 5 Holdings and has succeeded to all of the rights and obligations of Big 5 Holdings under the Big 5 Acquisition Agreement and the Tax Indemnity.

            (c) PE represents end warrants to each of TCH, THI, Thrifty and Big 5 as follows:

                  (i) PE has full power and authority to enter into this Agreement and Release and to carry out its obligation hereunder.

                  (ii) The execution and delivery of this Agreement and Release has been duly authorized by all necessary action required on the part of PE.

                  (iii) This Agreement and Release has been duly executed by PE and constitutes a valid and legally binding obligation at PE enforceable against PE in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles relating to or limiting creditors' rights generally.


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                  (iv) PE is the owner and holder of the TCH Warrant and has all rights to surrender the same for cancellation pursuant to the provisions of this Agreement and Release.

      2. ESOP REIMBURSEMENT AGREEMENT AND TCH WARRANT. TCH and PE agree that concurrently with and subject to the consummation of the PayLess Acquisition, TCH will pay in immediately available funds to PE, and PE agrees to accept:

            (a) In full satisfaction of TCH's obligations under the ESOP Adjustment Agreement and the ESOP Adjustment Note, the sum of $53.1 million less any amounts paid by TCH to PE after the date hereof pursuant to the ESOP Adjustment Agreement; and

            (b) In full satisfaction of TCH's obligations under the TCH Warrant, the sum of $11.9 million.

Concurrently with its receipt of the above payments, PE will deliver to TCH the original ESOP Adjustment Note and the original certificate evidencing the TCH Warrant. Upon the completion of such payments and deliveries, all further obligations of TCH and PE under the ESOP Adjustment Agreement, the ESOP Adjustment Note and the TCH Warrant, of Thrifty under the Thrifty Guaranty and of PE, TCH and THI under the THI Guaranty shall immediately and automatically terminate without the necessity for any further action by any of the parties hereto or thereto.

      3. RELEASE.

            (a) Concurrently with and subject to the completion of the payments contemplated by Section 2 of this Agreement and Release, PE, TCH and Big 5 (each on behalf of itself and each of its direct and indirect subsidiaries, and their respective agents, successors and assigns) hereby effect the irrevocable waivers, discharges and releases set forth below with respect to and from any and all claims, demands, rights, actions, suits, causes of action, settlements, breaches, inaccuracies, obligations, costs, expenses, damages, liabilities and indemnities of any nature whatsoever (collectively, "Claims") and indemnification with respect to Claims, as otherwise available pursuant to Sections 5.2(a) and 5.3(a) of the Thrifty Acquisition Agreement and Sections 5.2(a) and 5.3(a) of the Rig 5 Acquisition Agreement:

            (i) TCH fully and irrevocably waives, discharges and releases PE and its direct and indirect subsidiaries and their respective agents, successors and assigns with respect to and from any and all Claims by or on


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behalf of TCH or any of its direct or indirect subsidiaries and their respective agents, successors and assigns relating to:

                  (A) Each and every matter described or referred to in the letters from TCH to PE dated September 24, 1993, September 22, 1993, July 20, 1993, June 25, 1993, June 21, 1993 (two letters), May 27, 1993, May
      20, 1993, May 17, 1993 and September 25, 1992, (a copy of each of which is attached hereto) and the letters, reports and other documents described or referred to therein (including, without limitation, the matter with respect to Thrifty's site located at 1320 Railroad Avenue, Livermore, California) but expressly excluding each of the matters described or referred to in numbered paragraph 16 of such letter dated September 22, 1993 and each of the matters described or referred to in numbered paragraph 3 (including the letter with respect to and synopsis of the environmental report of McLaren Hart referred to therein) and numbered paragraph 4 (with respect to the LaBrea distribution center) of such letter dated September 25, 1992;

                  (B) Each and every "other" representation and warranty referred to in Section 5.1(c) of the Thrifty Acquisition Agreement determined without reference to the proviso contained therein; and

                  (C) The ESOP Adjustment Agreement.

            (ii) Big 5, fully and irrevocably, waives, discharges and releases PE and its direct and indirect subsidiaries, and their respective agents, successors and assigns with respect to and from any and all Claims by or on behalf of Big 5 or any of its direct or indirect subsidiaries and their respective agents, successors or assigns relating to;

                  (A) Each and every matter described or referred to in the letters from TCH to PE dated September 24, 1993, September 22, 1993, July 20, 1993, June 25, 1993, June 21, 1993 (two letters), May 27, 1993, May
      20, 1903, May 17, 1993 and September 25, 1992 (a copy of each of which is attached hereto), the letter from Big 5 Holdings to PE dated September 25, 1992 (a copy of which is attached hereto) and, in each case, the letters, reports and other documents described or referred to therein (including, without limitation, the matter with respect to Thrifty's site located at 1320 Railroad Avenue, Livermore, California) but expressly excluding each of the matters described or referred to in numbered paragraph 16 of such letter dated September 22, 1993 from


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      TCH to Pacific Enterprises and each of the matters described or referred to in numbered paragraph 3 (including the letter with respect to and synopsis of the environmental report of McLaren Hart referred to therein) and numbered paragraph 4 (with respect to the Labrea distribution center) of such letter dated September 25, 1992 from TCH to Pacific Enterprises; and

                  (B) Each and every `other' representation and warranty referred to in Section 5.1(c) of the Big 5 Acquisition Agreement determined without reference to the proviso contained therein.

            (iii) PE, fully and irrevocably waives, discharges and releases TCH and its direct and indirect subsidiaries, and their respective agents, successors and assigns with respect to and from any and all Claims by or on behalf of PE or any of its direct or indirect subsidiaries and their respective agents, successors or assigns relating to:

                  (A) The ESOP Adjustment Agreement;

                  (B) The TCH Warrant;

                  (C) The Thrifty Guaranty;

                  (D) The THI Guaranty:

                  (E) The ESOP Adjustment Note; and

                  (F) Each and every "other" representation and warranty referred to in Section 5.1(c) of the Thrifty Acquisition Agreement determined without reference to the proviso contained therein.

            (iv) PE, fully and irrevocably waives, discharges and releases Big 5 and its direct and indirect subsidiaries, and their respective agents, successors and assigns with respect to and from any and all Claims by or on behalf of PE or any of its direct or indirect subsidiaries and their respective agents, successors or assigns relating to each end every "other" representation and warranty referred to in Section 5.1(c) of the Big 5 Acquisition Agreement determined without reference to the proviso contained therein.

            (b) It is the intention of PS, TCH and Big 5 that the release contained in paragraph (a) of this Section be effective as a bar to each and every Claim with respect to the matters covered thereby, whether known or unknown, asserted or unasserted or suspected or unsuspected. In furtherance of this intention, PE, TCH and and Big 5 (each on behalf of itself and each of its direct and indirect subsidiaries and their


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respective agents, successors and assigns) hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code which provides:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

PE, TCH and Big 5 understand and acknowledge the significant legal consequences of the releases effected hereby and the foregoing specific waiver of California Civil Code Section 1542.

            (c) PE, TCH and Big 5 agree that the release contained in paragraph
(a) of this Section shall become effective immediately and automatically upon the completion of the payments contemplated by Section 2 of this Agreement and Release and without the necessity for any further action by any of the parties hereto.

            (d) Each of the parties hereto acknowledges, understands and agrees that this Agreement and Release shall have absolutely no effect whatsoever on their respective obligations under the Tax Indemnity, and the Tax Indemnity shall remain in full force end effect following the execution of this Agreement and Release and the effectuation of the releases contemplated herein. PE acknowledges and agrees that this Agreement and Release shall have no effect whatsoever on the PE Indemnity, ant the PE Indemnity shall continue in full force and effect following the execution of this Agreement and Release and the effectuation of the releases contemplated hereunder, except as expressly provided herein in Section 5 with respect to the termination of Sections 3 and
5.14 of the PE Indemnity following the release of Thrifty from all obligations under the Note Facility Agreements.

      4. THRIFTY AND BIG 5 ACQUISITION AGREEMENTS.

            (a) PE agrees that, effective immediately and automatically upon the completion of the payments contemplated by Section 2 of this Agreement and Release and without the necessity for any further action by any of the parties hereto or thereto, (i) TCH shall have no further obligations under Sections 4.16, 4.21 and 8.12 of the Thrifty Acquisition Agreement and numbered paragraph 11(c) of the amendatory letter agreement thereto dated September 24, 1992 between PE


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and TCH, (ii) Big 5 shall have no further obligations under Section 8.12 of the
Big 5 Acquisition Agreement and (iii) PE fully and irrevocably waives, discharges and releases TCH and Big 5 of any obligations of any nature whatsoever under the aforesaid provisions.

            (b) PE acknowledges to TCH and Big 5 that, upon the termination of the ESOP Adjustment Agreement contemplated by Section 2 of this Agreement and Release, Section 5.6 of the Thrifty Acquisition Agreement will no longer be applicable and, following such termination, TCH on behalf of itself and Big 5 may assert claims for indemnification from PE pursuant to Section 5.2 of the Thrifty Acquisition Agreement and Section 5.2 of the Big 5 Acquisition Agreement (to the extent such claims have not been released pursuant to Section 3 hereof) without reference to the provisions at such Section 5.6.

            (c) PE and TCH agree that, effective immediately and automatically upon completion of the payments contemplated by Section 2 of this Agreement and Release and without the necessity for any further action on the part of any of the parties hereto or thereto, Section 5.7 of the Thrifty Acquisition Agreement is amended to read in its entirety as follows:

                  "The amount of any claim by Buyer or Seller for which they or any of their respective subsidiaries have realized out-of-pocket costs, expenses or losses shall accrue interest at the rate of Prime plus 1-1/2% per annum from the date when due to the date of payment (if ultimately payable)."

            (d) PE, TCH, Big 5 end Thrifty agree that the fair value of the claims against PE to be released by TCH and Big 5 pursuant to Section 3 of this Agreement and Release is $1 million and further agree that, effective immediately and automatically upon the effectiveness of such release and without the necessity for any further action by any party hereto, such $1 million amount shall be included in calculating the $2.5 million threshold for, but shall not affect the $25 million and $40 million limitations on, indemnification set forth in Section 5.5 of the Thrifty Acquisition Agreement or Section 5.5 of the Big 5 Acquisition Agreement and, upon giving effect to such inclusion, such threshold and limitation amounts are $1.5 million, $35 million and $40 million, respectively.

      5. NOTE FACILITY AGREEMENTS. PE agrees with TCH and Thrifty to use reasonable commercial efforts to cause PE to be substituted for Thrifty and Thrifty to be released from all of its obligations under the Note Facility Agreements


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(including, upon and following but flat before the completion of the payments contemplated by Section 2 of this Agreement and Release, Thrifty's guarantee obligations under Section 7 of the Note Facility Agreements) provided, however, that PE shall not be required to incur any out-of-pocket expenses (other than fees and disbursements of counsel and trustees) to obtain such substitution and release and PE shall not be required to obtain or to effect such substitution and release if, in the opinion of tax counsel to PE, doing so could adversely affect the tax status of the Trend Notes or interest thereon. Thrifty agrees with PE to cooperate with PE in securing said substitution and release; provided, however, PE acknowledges, understands end agrees that Thrifty shall be at no further or other cost or expense, except for costs and expenses which Thrifty may incur in connection with the review of the relevant documents and agreements for the effectuation of said substitution and release and/or the implementation thereof, and the costs and expenses Thrifty may incur in providing any reasonably required legal opinions respecting the due authorization and execution of the relevant substitution and release documents and agreements by Thrifty. PE, Thrifty and TCH agree that upon such substitution and release being fully obtained (including, without limitation, with respect to Thrifty's guarantee obligations under Section 7 of the Note Facility Agreements) the obligations of PE, Thrifty and TCH under Sections 3 and 5.14 of the PE Indemnity shall immediately and automatically terminate without the necessity for any further action on the part of any of the parties hereto or thereto. PE acknowledges, understands and agrees that except for the termination of Sections 3 and 5.14 of the PE Indemnity as contemplated and provided for in the preceding sentence, the PE Indemnity shall remain in full force and effect and shall not be affected by this Agreement and Release.

      6. BIG 5 FINANCIAL STATEMENTS. Big 5 agrees with and for the benefit of PE and each subsequent holder of the Big 5 Warrant (including any additional or substituted warrants issued upon any exercise, transfer or substitution thereof or upon successive exercises, transfers or substitutions) that, following the completion of the payments contemplated by Section 2 of this Agreement and Release, Big 5 will furnish to each such holder (not later than the date on which such information would be required to be filed with the Securities and Exchange Commission and whether or not Big 5 is required so to file such information) all periodic, quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 1O-Q and 10-K (and any successor forms) if Big 5 were required to file such forms and, with respect to annual information only, a report thereon of Big 5's independent certified public accountants.


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      7. TERMINATION. In the event that the PayLess Acquisition shall not have been consummated on or before June 30, 1994, this Agreement and Release and all of the obligations of the parties hereunder shall immediately and automatically terminate without the necessity for further action on the part of any of the parties hereto.

                                   ----------

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Release to be signed by their respective officers thereunto duly authorized as at the date first above written.


                                       PACIFIC ENTERPRISES


                                       By /s/
                                          -----------------------------
                                       Title:  Executive Vice President
                                              -------------------------


                                       TCH CORPORATION


                                       By /s/
                                          -----------------------------
                                       Title:  President
                                              -------------------------


                                       THRIFTY HOLDINGS, INC.


                                       By /s/
                                          -----------------------------
                                       Title:  Senior Vice President
                                              -------------------------


                                       THRIFTY COPORATION


                                       By /s/
                                          -----------------------------
                                       Title:  Senior Vice President
                                              -------------------------


                                       UNITED MERCHANDISING CORP.


                                       By /s/
                                          -----------------------------
                                       Title:  V.P. & Secretary
                                              -------------------------


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